                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)            April 1, 1997
                                                 -------------------------------

                          SWISSRAY International, Inc.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


   New York                          0-26972                        16-0950197
(State or Other                    (Commission                    (IRS Employer
Jurisdiction of                    File Number)                   Identification
Incorporation)                                                        Number)


                      747 Third Avenue, New York, NY 10017
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip code)


Registrant's telephone number, including area code   NY 212-644-6497
                                                    ----------------------------
                                                     Switzerland 011 41419199050
                                                    ----------------------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      Effective April 1, 1997 SRMI acquired from J. Douglas Maxwell, Jr. ("Maxwell") all of the issued and outstanding securities (See "2" below) of Empower Inc. ("Empower"), a Glen Cove, New York based distributor of x-ray equipment and medical supplies (primarily within the tri-state New York-metropolitan area) to radiologists and hospitals. Empower's staff is comprised of approximately 45 sales, service and administrative personnel.

      In accordance with the terms and conditions of an Exchange Agreement and related documents (including but not limited to (a) Assignment and Assumption Agreement, (b) Registration Rights Agreement, (c) Non-negotiable Convertible Debenture and (d) Option Agreements) SRMI issued the following securities and assumed (amongst others) the following obligations:

1. Issuance of 80,000 restricted shares of SRMI common stock to Maxwell with an obligation to issue an additional 30,000 restricted shares of SRMI common stock in the event that certain defined "performance goals" are met by Empower as hereinafter indicated.

2. Assumption by SRMI of the balance of payments due by Maxwell to a former Empower stockholder who owned one-third of all outstanding Empower securities in accordance with the terms and conditions of above referenced Assignment and Assumption Agreement. The single certificate representing such ownership remains in escrow to be delivered to SRMI upon its having fulfilled such monetary obligation, which approximates $72,600 as of March 1997.

3. Payment to Maxwell of $62,267 with principal being due February 28, 2000 and with interest being payable on a quarterly basis and with Maxwell having the right in accordance with a Non-Negotiable Convertible Debenture to convert all of such obligation into shares of SRMI common stock at a conversion price equal to 80% of market price on date of conversion.

4. Certain defined "piggy-back" registration rights for a period of three years granted to Maxwell in accordance with a Registration Rights Agreement.

5. Issuance of SRMI options to Maxwell permitting Maxwell to purchase up to 125,000 shares of SRMI common stock over a period of five years at an exercise price of $4.00 per share in accordance with SRMI's 1996 Non-Statutory Stock Option Plan (hereinafter the "Plan").

6. Issuance of an additional 150,000 SRMI options to fourteen Empower employees permitting such employees to purchase up to an aggregate of 150,000 shares of SRMI common stock at an exercise price of $3.50 per share over a period of five years in accordance with the terms and conditions of the aforesaid Plan.

      With respect to the above referenced additional 30,000 restricted shares of SRMI common stock (referred to in paragraph designated "1" hereof) which may be issued if certain "performance goals" are achieved, the Exchange Agreement provides that if over a two year period Empower's combined "pre-tax profits" is at least two percent of aggregate "gross revenues" for such two year period, the "performance goal" will have been achieved thereby entitling Maxwell to such additional shares.

      The Exchange Agreement also provides that with respect to all SRMI shares issued to Maxwell (i.e., the above referenced 80,000 restricted shares and the potential additional 30,000 restricted shares) that Maxwell shall have the right for a period of one year commencing two years from the date of closing to require (at Maxwell's option) SRMI to repurchase such shares at a purchase price of $4.00 per share. The Exchange Agreement further provides that the issuance of such shares of SRMI common stock may be subject to certain adjustments (within ninety days of closing) in the event that auditors discover adverse variances in excess of $10,000 in Empower's financial statements which, if and when discovered, are subsequently verified. In the event of adverse variances, if any, the number of shares to which Maxwell shall be entitled shall be reduced on a one share for each $4.00 variance.

      The transactions referred to above were conducted on a negotiated arms-length basis and neither Maxwell nor Empower had any association or affiliation with SRMI or any of its officers and/or directors prior to consummation of the transactions described herein.

      The foregoing is a brief summary of certain of the relative terms and conditions of the Agreement discussed above and is not intended to be a complete summary thereof but rather is qualified in its entirety by the more detailed information appearing in the Exchange Agreement, the related documents referred to above and such other documents as may have ben executed in order to effectuate the intentions expressed by the parties to the aforesaid Exchange Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (b) Pro Forma Financial Information - In accordance with Item 7(a)(4) of the general instructions to Form 8-K pro forma financial information is intended to be provided in an amended Form 8-K within 60 days after this Form 8-K must be filed.

                                   SIGNATURES




      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SWISSRAY INTERNATIONAL, INC.



                                    By /s/ R.G.L.
                                       -----------------------------
                                       Ruedi G. Laupper, President

Date: April 14, 1997